Exhibit 99.1

Contact:	Carl D. Mautz
Chief Financial Officer
Watson Wyatt
(703) 258-7556

WATSON WYATT & COMPANY HOLDINGS REPORTS FIRST QUARTER

FISCAL 2006 RESULTS

Strong revenue growth during first quarter as combined firm

Company raises full-year EPS forecast

ARLINGTON, VA, November 8, 2005 — Watson Wyatt & Company Holdings (NYSE: WW), a leading international human capital and financial management consulting firm, today announced financial results for the first quarter of fiscal 2006, which ended September 30, 2005.

Revenues were $265.9 million for the quarter, up from $175.4 million for the first quarter of fiscal 2005.  The revenue increase was driven by the acquisition of the European-based consulting operations from Watson Wyatt LLP effective August 1, 2005 as well as the strong performance across all practices of the combined entity.  Income from continuing operations for the first quarter of fiscal 2006 was $13.9 million or $0.36 per diluted share, which was $0.06 ahead of the mid point of the Company’s guidance of $0.29 to $0.31 per diluted share.  This compares to $13.8 million, or $0.42 per diluted share, for the prior-year first quarter.  As anticipated, first-quarter fiscal 2006 results include a non-operating charge of $3.6 million due to a loss on a foreign currency forward contract related to the acquisition of Watson Wyatt LLP.  This loss was partially offset by a $1.7 million gain from the strategic divestiture of the Company’s operations in New Zealand.  The net impact of these non-operating items was a loss of $1.9 million or $0.03 per after-tax diluted share.

“We continued to see positive momentum on the revenue front, with virtually all of our businesses posting strong growth on a comparable basis. We are seeing more demand for retirement plan design work, a strong market interest in our technology solutions and robust growth in our insurance and financial services consulting business,” said John Haley, president and chief executive officer.

“While it is still early in the process, the integration with Watson Wyatt LLP is going extremely well, and we continue to see significant opportunities in delivering enhanced global services to our clients.”

- MORE -

Comparable-Period Results

Effective August 1, 2005, the Company acquired the European consulting business of Watson Wyatt LLP, its long-term strategic alliance partner.  The Company herein presents comparable-period results, which include the European business for the final two months of the three-month period ended September 30, 2005 and September 30, 2004.  The Company believes these financial measures allow for a more consistent period-to-period comparison based on the actual date of consummation of the acquisition.  The Company’s management uses these comparable-period results internally to focus on period-to-period changes in the Company’s business and believes this information is helpful to investors.  The comparable-period numbers could also assist shareholders in assessing the impact of the acquisition of the European business by providing prior year information as a basis for comparison. See pages 7 and 10 for a reconciliation of historical GAAP results to the comparable-period results.

Revenues for the first quarter of fiscal 2006 of $265.9 million were up 7.6% from comparable-period revenues of $247.0 million.  Income from continuing operations for the first quarter of fiscal 2006 of $13.9 million, or $0.36 per diluted share, was up over comparable-period operating income of $13.0 million, or $0.34 per diluted share, for the prior-year first quarter.

Operating Highlights

Operating highlights are discussed on a GAAP and a comparable-period basis.  See pages 7 and 10 for GAAP and comparable-period supplemental segment data and a related reconciliation between the two measures.

•                  Revenues for the benefits group (representing 56% of first-quarter revenues) were $148.7 million for the first quarter of fiscal 2006, up from $100.9 million in the prior-year first quarter.  Revenues increased 8% over comparable-period revenues of $138.2 million in the prior-year first quarter.  Revenue growth came from new client wins and increasing demand for plan design work and pension administration.

•                  Technology and administrative services group revenues (representing 9% of first-quarter revenues) were $24.7 million for the first quarter of fiscal 2006, compared to prior-year first-quarter revenues of $17.2 million.  Revenues were down 4% from prior-year comparable revenues of $25.8 million.  Revenues were affected by the change in the business model that occurred in the fourth quarter of fiscal 2004, whereby no revenue is immediately recognized for the customization of administration systems.  Related revenues will be recognized as these systems go into service. First quarter fiscal 2006 revenues do not include approximately $8.6 million in consulting time that was spent customizing administration systems for new clients as compared to $2.6 million in the first quarter of fiscal 2005.

•                  Human capital group revenues (representing 9% of total revenues for the quarter) were $23.4 million in the first quarter of fiscal 2006, up from the prior-year first quarter revenues of $13.1 million.  Comparable-period revenues for the first quarter of fiscal 2005 were $19.1 million.  First quarter fiscal 2006 revenues reflect the reclassification of $3.4 million in revenues related to Watson Wyatt Data Services from the “Other segment” into the human capital group.  Excluding the reclassification, revenue growth over the comparable-period revenues for the prior-year first quarter was 4%.  Revenues grew primarily due to continuing demand for U.S. executive compensation-related services.

•                  Insurance & financial services group revenues (representing 6% of total revenues for the quarter) were $15.3 million for the first quarter of fiscal 2006.  First quarter fiscal 2006 revenues were up 19% over comparable-period revenues of $12.8 million for the prior-year first quarter due to continuing work around legislative changes and new client wins.

•                  Investment consulting group revenues (representing 5% of total revenues for the quarter) were $13.3 million for the first quarter of fiscal 2006 as compared to $4.0 in the prior-year first quarter.  Revenues were up 17% over comparable-periods revenues of $11.5 million in the first quarter of fiscal 2005.  Client work related to pension investment strategy in both the U.S. and Europe drove this growth.

•                  International revenues, comprising Asia Pacific and Latin America (representing 8% of total revenues for the quarter), were $21.5 million for the first quarter of fiscal 2006 up 2% over actual and comparable prior-year first quarter fiscal 2005 revenues of $21.1 million, but down 2% based on local currencies.  The decline was principally due to the Company’s divestiture of selected administration operations in Australia during fiscal 2005.

Outlook for Fiscal Year 2006

For fiscal 2006, the Company is maintaining previous revenue guidance, with revenues expected to be in the range of $1.22 billion to $1.24 billion.  Earnings per diluted share for the year are expected to be in the range of $1.74 to $1.76, up from previous guidance of $1.67 to $1.69.  Management has increased its guidance based on the Company’s strong first quarter performance.

For the second quarter of fiscal 2006, revenues are expected to be in the range of $312 million to $318 million based on current exchange rates.  In addition, the Company expects second quarter earnings per diluted share to be in the range of $0.40 to $0.42.

Conference Call

The Company will host a live webcast and conference call to discuss the financial results for the first quarter of fiscal 2006.  It will be held on Tuesday, November 8, 2005, beginning at 9:00 a.m. Eastern Time, and can be accessed via the Internet by going to www.watsonwyatt.com or www.earnings.com.  The replay of the webcast will be available two hours after the live call for a period of one year.  The replay is also available for one week after the call by dialing 719-457-0820, confirmation number 7955604.  The conference call will include presentation of slides that are available on the websites.

Forward-Looking Statements

Statements in this press release regarding projections and expectations of future earnings, revenues, operations, business trends and other such items are forward-looking statements.  A number of risks and uncertainties exist which could cause actual results to differ materially from the results reflected in these forward-looking statements.  Such factors include but are not limited to the Company’s ability to integrate the business of Watson Wyatt LLP into its own business, processes and systems, and achieve the anticipated results; its continued ability to recruit and retain qualified associates; the success of its marketing, client development and sales programs after the acquisition; its ability to maintain client relationships and to attract new clients after the acquisition; declines in demand for the Company’s services; outcomes of litigation; the ability of the Company to obtain professional liability insurance; a significant decrease in the demand for the consulting, actuarial and other services the Company offers as a result of changing economic conditions or other factors; actions by competitors offering human resources consulting services, including public accounting and consulting firms, technology consulting firms and Internet/intranet development firms; the Company’s ability to achieve cost reductions after the acquisition; foreign currency exchange and interest rate fluctuations; exposure to Watson Wyatt LLP liabilities that have not been expressly assumed; general economic and business conditions that adversely affect the Company or its clients after the acquisition; the level of capital resources required for future acquisitions; regulatory, legislative and technological developments that may affect the demand for or costs of the Company’s services; and other factors discussed under “Risk Factors” in the Company’s Annual Report on Form 10-K dated August 24, 2005, and the proxy statement/prospectus filed on June 23, 2005, both of which are on file with the Securities and Exchange Commission.  These statements are based on assumptions that may not come true.  All forward-looking disclosure is speculative by its nature.  The Company undertakes no obligation to update any of the forward-looking information included in this report, whether as a result of new information, future events, changed expectations or otherwise.

About Watson Wyatt

Watson Wyatt is a leading global human capital and financial management consulting firm.  The firm specializes in employee benefits, human capital strategies, technology solutions, and insurance and financial services with approximately 6,000 associates in 30 countries.

WATSON WYATT & COMPANY HOLDINGS

Consolidated Statements of Operations

(Thousands of U.S. Dollars, Except Per Share Data)

	Three Months Ended September 30,
	2005	2004
	(Unaudited)

Revenue	$265,886	$175,391

Costs of providing services:
Salaries and employee benefits	147,550	97,076
Professional and subcontracted services	19,011	11,979
Occupancy, communications and other	32,853	24,100
General and administrative expenses	31,389	16,888
Depreciation and amortization	9,677	4,683
	240,480	154,726

Income from operations	25,406	20,665

Income from affiliates	1,351	2,206
Interest income, net	(88)	455
Other non-operating income	(1,862)	28

Income from continuing operations before income taxes	24,807	23,354
Provision for income taxes	10,915	9,603

Income from continuing operations	13,892	13,751

Discontinued operations:

Sublease income from discontinued operations, less applicable income tax expense for the three months ended September 30, 2005 and September 30, 2004	9	2
Net income	$13,901	$13,753

Basic earnings per share:
Income from continuing operations	$0.36	$0.42
Income from discontinued operations	—	—
Net income	$0.36	$0.42

Diluted earnings per share:
Income from continuing operations	$0.36	$0.42
Income from discontinued operations	—	—
Net income	$0.36	$0.42

Weighted average shares of common stock, basic (000)	38,841	32,358
Weighted average shares of common stock, diluted (000)	39,095	32,679

Unaudited Comparable Period Statements of Operations

Three Months Ended September 30, 2004

(Thousands of U.S. Dollars, Except Per Share Data)

		Watson Wyatt LLP
	Watson Wyatt	August 1, 2004 -			Comparable
	Holdings	September 30, 2004	Adjustments		Period
Revenue	$175,391	$72,062	$(443	)(A)	$247,010

Costs of providing services:
Salaries and employee benefits	97,076	45,364			142,440
Professional and subcontracted services	11,979	2,620	924	(B)	15,523
Occupancy, communications and other	24,100	6,577	152	(C)	30,829
General and administrative expenses	16,888	12,377			29,265
Depreciation and amortization	4,683	1,584	1,425	(D)	7,692
	154,726	68,522	2,501		225,749

Income from operations	20,665	3,540	(2,944)		21,261

Income from affiliates	2,206		(1,237	)(E)	969

Interest income (expense), net	455	433	(133	)(F)	16
			(739	)(G)
Other non-operating income	28				28

Income from continuing operations before income taxes	23,354	3,973	(5,053)		22,274

Provision for income taxes	9,603	1,291	(1,642)		9,252

Income from continuing operations	$13,751	$2,682	$(3,411)		$13,022

Notes:

(A)	This adjustment reflects the elimination of operating transactions between Watson Wyatt Holdings and Watson Wyatt LLP.

(B)	This adjustment reflects elimination of operating transactions described in (A for $443 and elimination of inter-company receivables for $1,367.)

(C)	This adjustment reflects elimination of inter-company receivables for $152.

(D)	This adjustment reflects two months of amortization expense of intangible assets beginning August 1, 2004.

(E)

As a result of Watson Wyatt Holdings’ beneficial interest in Watson Wyatt LLP, Watson Wyatt Holdings records its share of profits as income from affiliates on the statement of operations. The related income and investment balance are eliminated as a result of the acquisition.

(F)

This adjustment reflects the elimination of interest income for cash balances exceeding $50 million required for working capital purposes assumed to have been spent at July 1, 2005 in conjunction with the acquisition. Interest income from these balances was calculated using a 3.6% interest rate.

(G)	This adjustment reflects two months of interest expense on debt of $85 million related to the acquisition using a 4.65% interest rate assuming the acquisition date of July 1, 2005.

WATSON WYATT & COMPANY HOLDINGS

Unaudited Comparable Period Statements of Operations

(Thousands of U.S. Dollars, Except Per Share Data)

	Three Months Ended September 30,
	2005	2004
	(Unaudited)
Revenue	$265,886	$247,010

Costs of providing services:
Salaries and employee benefits	147,550	142,440
Professional and subcontracted services	19,011	15,523
Occupancy, communications and other	32,853	30,829
General and administrative expenses	31,389	29,265
Depreciation and amortization	9,677	7,692
	240,480	225,749

Income from operations	25,406	21,261

Income from affiliates	1,351	969
Interest income, net	(88)	16
Other non-operating income	(1,862)	28

Income from continuing operations before income taxes	24,807	22,274
Provision for income taxes	10,915	9,252

Income from continuing operations	$13,892	$13,022

Basic earnings per share:
Income from continuing operations	$0.36	$0.34

Diluted earnings per share:
Income from continuing operations	$0.36	$0.34

Weighted average shares of common stock, basic (000)	38,841	38,418
Weighted average shares of common stock, diluted (000)	39,095	38,740

WATSON WYATT & COMPANY HOLDINGS

Supplemental Segment Data

(Thousands of U.S. Dollars)

	Three Months Ended September 30,
	2005	2004
	(Unaudited)

Revenue (net of reimbursable expenses)
Benefits Group	$148,695	$100,886
Technology and Administrative Solutions Group	24,707	17,182
Human Capital Group	23,392	13,062
Insurance & Financial Services Group	15,253	—
Investment Consulting Group	13,344	4,025
International - Comprising Asia Pacific and Latin America	21,471	21,053
Other	10,927	11,510
Total segment revenue	257,789	167,718
Reimbursable expenses and other	8,097	7,673
Consolidated revenue	$265,886	$175,391

Net operating income
Benefits Group	$37,791	$23,231
Technology and Administrative Solutions Group	952	2,726
Human Capital Group	3,327	2,967
Insurance & Financial Services Group	2,662	—
Investment Consulting Group	1,661	60
International - Comprising Asia Pacific and Latin America	(982)	618
Other	629	2,399
Total segment net operating income	46,040	32,001
Discretionary compensation	(21,500)	(11,000)
Other income (expense), net	267	2,353
Income before income taxes	$24,807	$23,354

	September 30,
	2005	2004
	(Unaudited)
Associates (fiscal year end full-time equivalents)
Benefits Group	2,300	1,585
Technology and Administrative Solutions Group	730	310
Human Capital Group	285	160
Insurance & Financial Services Group	300	—
Investment Consulting Group	250	65
International - Comprising Asia Pacific and Latin America	950	955
Other	665	550
Total segment associates	5,480	3,625
Corporate	520	225
Total	6,000	3,850

WATSON WYATT & COMPANY HOLDINGS

Comparable Period Segment Data for Period Ended September 30, 2004

(Thousands of U.S. Dollars)

		Watson Wyatt LLP
	Watson Wyatt	August 1, 2004 -			Comparable
	Holdings	September 30, 2004	Adjustments		Period
Revenue (net of reimbursable expenses)
Benefits Group	$100,886	$37,302			$138,188
Technology and Administrative Solutions Group	17,182	8,665			25,847
Human Capital Group	13,062	6,031			19,093
Insurance & Financial Services Group	—	12,800			12,800
Investment Consulting Group	4,025	7,429			11,454
International - Comprising Asia Pacific and Latin America	21,053	—			21,053
Other	11,510	264			11,774
Total segment revenue	167,718	72,491			240,209
Reimbursable expenses and other	7,673	(429)	(443	)(A)	6,801
Consolidated revenue	$175,391	$72,062	$(443)		$247,010

WATSON WYATT & COMPANY HOLDINGS

Comparable Period Segment Data

(Thousands of U.S. Dollars)

	Three Months Ended September 30,
	2005	2004
	(Unaudited)

Revenue (net of reimbursable expenses)
Benefits Group	$148,695	$138,188
Technology and Administrative Solutions Group	24,707	25,847
Human Capital Group	23,392	19,093
Insurance & Financial Services Group	15,253	12,800
Investment Consulting Group	13,344	11,454
International - Comprising Asia Pacific and Latin America	21,471	21,053
Other	10,927	11,774
Total segment revenue	257,789	240,209
Reimbursable expenses and other	8,097	6,801
Consolidated revenue	$265,886	$247,010

Notes:

(A) This adjustment reflects the elimination of operating transactions between Watson Wyatt Holdings and Watson Wyatt LLP.

WATSON WYATT & COMPANY HOLDINGS

Consolidated Balance Sheets

(Thousands of U.S. Dollars, Except Per Share Data)

	September 30, 2005	June 30, 2005
	(Unaudited)
Assets
Cash and cash equivalents	$72,188	$168,076
Receivables from clients:
Billed, net of allowances of $4,745 and $2,114	160,478	95,977
Unbilled, net of allowances of $1,980 and $264	111,128	62,840
	271,606	158,817

Deferred income taxes	11,312	24,718
Other current assets	71,880	12,599
Total current assets	426,986	364,210

Investment in affiliates	9,420	30,857
Fixed assets, net	117,479	94,033
Deferred income taxes	117,988	92,915
Goodwill	308,329	21,888
Intangible assets	186,138	776
Other assets	6,585	14,000

Total Assets	$1,172,925	$618,679

Liabilities

Accounts payable and accrued liabilities	$209,353	$122,621
Deferred income taxes	—	283
Income taxes payable	9,669	4,648
Total current liabilities	219,022	127,552

Note payable	102,000	—
Accrued retirement benefits	268,704	205,029
Deferred rent and accrued lease losses	19,272	18,701
Deferred income taxes	347	370
Other noncurrent liabilities	71,495	32,824

Total Liabilities	680,840	384,476

Commitments and contingencies

Stockholders’ Equity
Preferred Stock - No par value:
1,000,000 shares authorized; none issued and outstanding	—	—
Class A Common Stock - $.01 par value:
99,000,000 shares authorized; 42,463,451 and 33,372,880 issued and 42,087,564 and 32,627,226 outstanding	425	334
Additional paid-in capital	387,213	147,948
Treasury stock, at cost 375,887 and 745,654 shares	(9,438)	(18,705)
Retained earnings	178,820	168,075
Accumulated other comprehensive loss	(64,935)	(63,449)
Total Stockholders’ Equity	492,085	234,203

Total Liabilities and Stockholders’ Equity	$1,172,925	$618,679

WATSON WYATT & COMPANY HOLDINGS

Consolidated Statements of Cash Flows

(Thousands of U.S. Dollars)

	Three months ended September 30,
	2005	2004
	(Unaudited)
Cash flows from (used in) operating activities:
Net income	$13,901	$13,753
Adjustments to reconcile net income to net cash from (used in) operating activities:
Loss on foreign currency forward contract	3,602	—
Income from discontinued operations, net of income tax expense	(9)	(2)
Provision for doubtful receivables from clients	5,832	3,463
Depreciation	8,157	4,610
Amortization of intangible assets	1,520	73
Provision for deferred income taxes	(281)	(6,717)
Income from affiliates	(1,351)	(2,206)
Distributions from affiliates	1,639	1,491
Other, net	(1,070)	43
Changes in operating assets and liabilities (net of discontinued operations)
Receivables from clients	(2,398)	(11,110)
Other current assets	(21,919)	(13,294)
Other assets	(517)	(2,350)
Accounts payable and accrued liabilities	(59,265)	(28,938)
Income taxes payable	(1,488)	(2,013)
Accrued retirement benefits	8,878	2,976
Deferred rent and accrued lease losses	(13)	40
Other noncurrent liabilities	3,361	(1,134)
Net cash used in operating activities	(41,421)	(41,315)

Cash flows used in investing activities:
Purchases of marketable securities	—	(166,000)
Sales and maturities of marketable securities	—	178,200
Acquisitions and contingent consideration payments	(133,169)	(41)
Purchases of fixed assets	(7,823)	(4,504)
Capitalized software costs	(8,736)	—
Proceeds from divestitures	1,740	28
Net cash provided by (used in) investing activities	(147,988)	7,683

Cash flows used in financing activities:
Borrowings	102,000	—
Foreign currency hedge	(8,405)	—
Dividends paid	(3,156)	(2,424)
Repurchases of common stock	—	(4,188)
Issuances of common stock - exercise of options	356	424
Issuances of common stock - employee stock purchase plan	1,647	1,793
Net cash provided by (used in) investing activities	92,442	(4,395)

Effect of exchange rates on cash	1,079	412

Decrease in cash and cash equivalents	(95,888)	(37,615)

Cash and cash equivalents at beginning of period	168,076	136,940

Cash and cash equivalents at end of period	$72,188	$99,325